Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                             ROADHOUSE GRILL, INC.

      The undersigned, acting as an incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:

      1.    The name of the corporation is Roadhouse Grill, Inc.("Corporation").

      2. The mailing address and principal office address of the Corporation is 600 Corporate Drive, Suite 100, Ft. Lauderdale, Florida 33334.

      3.    The period of its duration is perpetual, unless sooner dissolved.

      4. The date and time of the commencement of the corporate existence shall be the time of filing of Articles of Incorporation by the Department of State.

      5. The general purpose or purposes for which the Corporation is organized are to engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida Business Corporation Act.

      6. The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares, par value One Dollar ($1.00) per share. All such shares are of one class, and are designated as common shares.

      7. The street address of the initial registered office of the Corporation is 600 Corporate Drive, Suite 100, Ft. Lauderdale, Florida 33334, and the name of its initial registered agent at such address is Charles D. Barnett.

      8.   Thee affairs and business of the Corporation are to be conducted
(a) by a Board of Directors of such number as the shareholders may select at each annual meeting of shareholders; (b) by a President, who shall be elected by the Board of Directors at such time and in such manner as the Board of Directors may select; and (c) by such other officers, assistant officers and agents as the Board of Directors may authorize the President of the Corporation to appoint.

           The first Board of Directors consisting of one director, who shall serve until the first annual meeting of shareholders or until his successor(s) is elected and qualifies, is as follows:

                               John Y. Brown, Jr.
                               600 Corporate Drive
                                   Suite 100
                         Ft. Lauderdale, Florida 33334

      9.    The name and address of the incorporator is:

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                              John Y. Brown, Jr.
                              600 Corporate Drive
                                   Suite 100
                         Ft. Lauderdale, Florida 33334

DATED October 13, 1992, at Fort Lauderdale, Florida.

                               /s/ JOHN Y. BROWN, JR.
                               --------------------------------
                               JOHN Y. BROWN, JR.

STATE OF FLORIDA        ss.
                        ss.
COUNTY OF BROWARD       ss.

      The foregoing instrument was acknowledged before me this 13th October, 1992, by John Y. Brown, Jr., for Roadhouse Grill, Inc., and who is person known to me and did not take an oath.

                               /s/ CHARLOTTE A. STOCKEMER
                               --------------------------------
                               Notary Public, State of Florida
                               My Commission Expires:

                                    NOTARY SEAL- FLORIDA
                                   CHARLOTTE A. STOCKEMER
                                   MY COMMISSION #
                                   ===============
                                             CC 191383
                                   EXPIRES:  April 6, 1996
                                Bonded thru Notary
                                   Public Underwriters

      CHARLES D. BARNETT, having been designated to act as Registered Agent, hereby agrees to act in this capacity.

                               /s/ CHARLES D. BARNETT
                               --------------------------------
                               CHARLES D. BARNETT

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                                      OF

                             ROADHOUSE GRILL, INC.

      The undersigned, J. David Toole, III, President of Roadhouse Grill, Inc., a Florida corporation (the "Corporation"), desiring to amend the Articles of Incorporation of the Corporation pursuant to the Florida Business Corporation Act, states as follows:

      A. The name of the Corporation is Roadhouse Grill, Inc.

      B. Paragraph 6 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            6. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000, of which 5,000,000 shall be preferred stock, (hereinafter called the "Preferred Stock"), having a $.01 par value per share, and 30,000,000 shares shall be common stock (hereinafter called the "Common Stock"), having $.01 par value per share.

            The Preferred Stock may be issued from time to time in series, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock, adopted by the Board of Directors pursuant to the authority granted in these Articles.

      C. Pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, the Articles of Incorporation of the Corporation are hereby amended to provide for the designation of 3,525,000 shares of the Company's preferred stock as the Series A Convertible Preferred Stock, having the rights and preferences set forth in the attached "Terms of the Series A Convertible Preferred Stock" attached hereto as Exhibit "A."

      D. The Articles of Incorporation of the Corporation are further amended by adding the following new paragraph 10.

      10. The Corporation shall indemnify, or advance expenses to, to the fullest extent authorized or permitted by the Florida Business Corporation Act, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation; (iii) is or was an officer of the Corporation, provided that lie is or was at the time a director of the Corporation; or (iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that he is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of

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      the Corporation. Unless otherwise expressly prohibited by the Florida
      General Corporation Act, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of the foregoing sentence may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

            References to the Florida Business Corporation Act in this paragraph 10 are to that law as from time to time amended. No amendment to the Corporation's Articles shall affect any right of any person under this paragraph 10 based on any event, omission or proceeding prior to such amendment.

      E. This Amendment to the Articles of Incorporation of the Corporation was approved by unanimous consent of the Board of Directors on February 9, 1994.

      F. This Amendment was approved by 96 % of the shareholders entitled to vote at a meeting of the shareholders held on February 9, 1994. 96% was sufficient.

      DATED: February 9, 1994.

                           ROADHOUSE GRILL, INC.

                           By: /s/ J. DAVID TOOLE III
                               -------------------------------
                                   Name:  J. DAVID TOOLE III
                                   Title: PRESIDENT

                                  EXHIBIT "A"

                  TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK
          (To be Included in Charter Document of Roadhouse Grill, Inc.)

      The designations, voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of the Series A Convertible Preferred Stock are as follows:

      1.    VOTING.

            A. GENERAL. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation having general voting rights as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

            B. MATTERS REQUIRING CLASS VOTE. In the event that any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of if least two-thirds of the shares of Series A Convertible Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class:

               (i) create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Charter or by merger, consolidation or otherwise;

               (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Charter of the Corporation; provided, however, that the Charter may be amended to provide for an increase in the authorized preferred stock of the Corporation or

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the creation and issuance of any other capital stock of the Corporation ranking junior in all respects to the Series A Convertible Preferred Stock;

               (iii) merge, consolidate, enter into a share exchange or engage in any other transaction in which the Corporation is not the surviving entity or in which effective control of the Corporation has been transferred to another entity; provided however, that this paragraph shall not apply so long as John Y. Brown, Jr. is a member of the Board of Directors, in which case paragraph 1C shall apply;

               (iv) engage in any transaction that would be considered a "deemed dividend" transaction under Section 305 of the Code;

               (v) consent to any liquidation, dissolution, winding up of the Corporation or the sale or transfer of all or substantially all of its assets;

               (vi) amend, alter or repeal the Corporation's By-Laws;

               (vii) purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock; or

            C. MERGER, ETC. In the event that any shares of Series A Convertible Preferred Stock are outstanding and John Y. Brown, Jr. is a member of the Board of Directors, the Corporation may nor merge, consolidate, enter into a share exchange or engage in any other transaction in which the Corporation is not the surviving entity or in which effective control of the Corporation has been transferred to another entity if all of the holders of more than 500,000 shares the Series A Convertible Preferred Stock then outstanding have voted against such transaction.

            D. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase (whether by amendment of the Charter or By-Laws or otherwise) the maximum number of directors constituting the Board of Directors to a number in excess of five (5).

            E. BOARD SEATS. The holders of the Series A Convertible Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Common Stock and the Series A Convertible Preferred Stock, voting together as a single class, shall be entitled to elect the other directors of the Corporation.

            In the event John Y. Brown, Jr. ceases to be a member of the Board of Directors, the holders of the Series A Convertible Preferred Stock shall, for a period of three (3) years beginning on the date on which John Y. Brown, Jr. ceases to be a member,

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

elect a majority of the members of the Board of Directors; provided however, that the election of a majority of the members of the Board of Directors shall in no way affect the rights and obligations under the employment agreement with the Chief Executive Officer or the Chief Executive Officer's right to be a member of the Board of Directors.

            At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock.

            At a meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding and a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock and the Common Stock for the election of directors to be elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock.

            A vacancy in any directorship elected solely by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock; and a vacancy in the directorship elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock and the Common Stock, as provided above.

      2. DIVIDENDS. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.105 per share of Series A Convertible Preferred Stock as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of Series A Convertible Preferred Stock (together referred to herein as "Recapitalization Events"). Dividends on the Series A Convertible Preferred Stock shall not be cumulative.

      3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $1.50 per share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all dividends, if any, declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payments." If any assets of the Corporation remain after the Series A Liquidation Payments, the Series A Convertible Preferred Stock shall be deemed to have been converted into Common Stock so that the holders of shares of Series A Convertible Preferred Stock will be entitled to their pro rata share (on an as converted basis) of such net assets with the shares of Common Stock. If, however upon such Liquidation, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock.

      Written notice of such Liquidation, stating a payment date, the amount of any payments to be made to the holders of the Series A Convertible Preferred Stock and the place where said payments shall be payable, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the holders of the Corporation's outstanding Common Stock or other voting securities of the Corporation holding less than fifty percent (50%) of the combined voting power of the entity or entities surviving such transaction, or the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a Liquidation, within the meaning of the provisions of this Paragraph 3.

      For purposes hereof, the Common Stock and any other capital stock of the Corporation shall rank on Liquidation junior to the Series A Convertible Preferred Stock.

      Notwithstanding anything to the contrary contained in this Section 3, unless the holders of the Series A Convertible Preferred Stock shall otherwise notify the Corporation, no such holder shall be deemed to have elected to convert its shares of Series A Convertible Preferred Stock into Common Stock or redeemed its shares of Series A Convertible Preferred Stock, as the case may be as a result of a Liquidation and no such conversion or redemption shall be effective, unless and until the Liquidation referred to in the notice given to holders of record of Series A Convertible Preferred Stock pursuant to Section 3 hereof shall have been consummated.

      4. CONVERSIONS. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights ("Conversion Rights'):

         A. RIGHT TO CONVERT. Subject to the terms and conditions of this Paragraph 4, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $1.50 in the case of the Series A Convertible Preferred Stock, and (ii) dividing the result by the conversion price of $1.50 in the case of the Series A Convertible Preferred Stock or, in case an adjustment of such price has taken place pursuant to the further provisions of this Paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such prices, or such price as last adjusted, being referred to individually as a "Conversion Price" and collectively as the "Conversion Prices"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address and social security or taxpayer identification number) in which the certificate or certificates for shares of Common Stock shall be issued.

         B. ISSUANCE OF CERTIFICATES: TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in sub-paragraph 4A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on Which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as, aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of COMMON Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and the aggregate number of shares of Common Stock to be issued to a holder shall be rounded to the nearest whole shares. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, if any, declared and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take, place as provided in sub-paragraph 4B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to sub-paragraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificates or certificates for

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

the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this sub-paragraph 4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in sub-paragraph 4E, if and whenever the Corporation shall issue or sell, or is, in accordance with sub-paragraphs 41)(i) through 41)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the applicable Conversion Price for the Series A Convertible Preferred Stock immediately prior to the time of such issue or sale (such issuance or sale shall be referred to as a "Dilutive Issuance"), then, forthwith upon the Dilutive Issuance, such Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction:

                                      X + Y
                                      -----
                                      X + Z
where:

      X = the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock at the Conversion Price in effect immediately before the Dilutive Issuance;

      Y = the number of shares of Common Stock which the aggregate consideration received by the Corporation in the Dilutive Issuance would purchase at the Conversion Price in effect immediately before the Dilutive Issuance; and

      Z = the number of shares of Common Stock issued or deemed issued in the Dilutive Issuance.

      For purposes of this sub-paragraph 4D, the following sub-paragraphs 4D(i) through 4D(vii) shall also be applicable:

           (i) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or

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

exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for the Series A Convertible Preferred Stock immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such effective price per share as of the date of granting of such Options or the issuance of such Convertible Securities. Except as otherwise provided in sub-paragraph 41)(iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

           (ii) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the effective price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for the Series A Convertible Preferred Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such effective price per share as of the date of the issue or sale of such Convertible Securities, provided that (1) except as otherwise provided in sub-paragraph 41)(iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

           (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any

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

Option referred to in sub-paragraph 4D(i) or 4D(ii) shalt change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for any series of Convertible Preferred Stock at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

           (iv) STOCK DIVIDEND. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation other than on the Series A Preferred Shares payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a consideration equal to $.01 per share.

           (v) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

           (vi) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the

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

making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


           (vii) TREASURY SHARES. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this sub-paragraph 4D.


        E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of the grant of options or other rights to acquire Common Stock and the issuance of Common Stock upon exercise of such options or rights pursuant to the Corporation's Stock Option Plan for employees and directors who are not employees of the Corporation in connection with their service as directors or their employment by the Corporation, but not exceeding in the aggregate 200,000 shares of Common Stock, the exercise of the Stock Option granted to J. David Toole, III for 355,555 shares of Common Stock, the issuance of shares of Series A Convertible Preferred Stock upon the exercise of certain warrants issued pursuant to the Series A Convertible Preferred Stock Purchase Agreement to be entered into on or about February 10, 1994 between the Corporation and the Purchasers listed in Schedule I thereto, or the conversion of any Series A Convertible Preferred Stock into Common Stock.

        F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect for the Series A Convertible Preferred Stock immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect for any series of Convertible Preferred Stock immediately prior to such combination shall be proportionately increased.

        G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

        H. NOTICE OF ADJUSTMENT. Upon any adjustment of any Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile to non-U.S. residents, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

        I. OTHER NOTICES. In case at any time:

           (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

           (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all of its assets to, another entity or entities; or

           (iv) there shall be a Liquidation of the Corporation; then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile for non-U.S. residents addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation (1) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale or Liquidation, and (2) in the case of any such reorganization, reclassification, consolidation, merger, sale or Liquidation, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
(1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or Liquidation, as the case maybe.

         J. STOCK TO BE RESERVED. The Corporation will, at all times, reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock and securities convertible into Series A Convertible Preferred Stock (and the subsequent conversion of such Series A Convertible Preferred Stock). The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and to charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than any Conversion Price in effect at the time for the Series A Convertible Preferred Stock. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of any Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Charter of the Corporation.

         K. NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         L. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

         M. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         N. DEFINITION OF COMMON STOCK. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these Terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the Liquidation of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in sub-paragraph 4G.

        O. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $10,000,000, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock based on the Conversion Price in effect at the time of such closing. The Corporation shall give each holder of the Series A Convertible Preferred Stock at least twenty (20) days written notice prior to such public offering.

      5. AMENDMENTS. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock voting separately as a series.

      6. RIGHT OF FIRST REFUSAL.

         A. The Corporation shall, prior to (or as soon thereafter as is reasonably practical) any issuance by the Corporation of any of its securities (other than debt securities with no equity feature), offer to each holder of Series A Convertible Preferred Stock continuing to hold at least fifty percent (50%) of the shares of Series A Convertible Preferred Stock purchased by such stockholder (the "Eligible Purchaser") by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Corporation assuming the conversion of the Series A Convertible Preferred Stock) of such securities on the same terms and conditions for which such securities are to be issued (unless the Eligible Purchaser is unable to meet such terms and conditions, in which case the Eligible Purchaser shall purchase such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued); provided, however, that the first refusal rights of the Eligible Purchasers pursuant to this Section 6A shall not apply to securities issued (1) upon the exercise of the Warrants, (2) upon conversion of any of the Series A Convertible Preferred Stock, (3) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (4) pursuant to the Corporation's Option Plan, (5) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, and (6) pursuant to a firm commitment underwritten public offering. The Corporation's written notice to the Eligible Purchasers shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms.

      Each Eligible Purchaser may accept the Corporation's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the

Corporation prior to the expiration of the aforesaid thirty (30) day period, in which event the Corporation shall promptly sell and such Eligible Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Eligible Purchaser.

         B. The Corporation shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer pursuant to this section 6 to offer and sell to any third party or parties the number of such securities not agreed by the Eligible Purchasers, as the case may be, to be purchased by them, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Corporation shall not sell such securities as shall not have been purchased within such period without again complying with this Section 6.

         C. In case the Corporation issues any of its securities at a price per share (or at a price per share of Common Stock assuming their full conversion into Common Stock, if applicable) less than the price per share paid by each Eligible Purchaser hereunder, each Eligible Purchaser shall have aright of over-allotment such that if any Eligible Purchaser fails to exercise such Eligible Purchaser's right hereunder to purchase such Eligible Purchaser's full proportionate share of the securities proposed to be issued (the "Incomplete Purchasers"), the Purchasers purchasing their full respective proportionate share of such . securities (the "Complete Purchasers") may purchase the portion of such securities which has not been purchased by the Incomplete Purchasers as hereinafter provided. The Complete Purchasers shall have ten (10) days from the date notice is given by the Corporation to the Complete Purchasers that such Incomplete Purchasers have rejected or failed to accept their right to purchase their proportionate share of securities, to agree to purchase up to such Complete Purchaser's proportionate share of such securities not purchased by the Incomplete Purchasers. Notwithstanding anything in Section 6B to the contrary, as used in this Section 6C with respect to the Complete Purchasers only, each Complete Purchaser's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of any Incomplete Purchaser and the total number of shares of Common Stock into which the shares of such Incomplete Purchaser's Preferred Stock or other convertible securities, if any, are convertible.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                              ROADHOUSE GRILL, INC.


         The undersigned, Charles D. Barnett, of Roadhouse Grill, Inc., a Florida corporation (the "Corporation"), desiring to amend the Articles of Incorporation of the Corporation pursuant to the Florida Business Corporation Act, states as follows:

         1.   The name of the Corporation is Roadhouse Grill, Inc.

         2. Paragraph 6 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

              6. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000, of which 10,000,000 shall be preferred stock (hereinafter called the "Preferred Stock"), having a $.01 par value per share, and 30,000,000 shares shall be common stock (hereinafter called the "Common Stock"), having $.01 par value per share.

              The Preferred Stock may be issued from time to time in series, with such designations, preferences conversion rights, cumulative, relative, participating, optional or other rights qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock, adopted by the Board of Directors pursuant to the authority granted in these Articles.

         3. Pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, the Articles of Incorporation of the Corporation are hereby amended to provide for the designation of 2,366,700 shares of the Company's Preferred Stock as the Series B Convertible Preferred Stock. The rights and preferences of the Series A Convertible Preferred Stock is hereby amended and restated in its entirety and the rights and preferences of the Series B Convertible Preferred Stock is as set forth in the attached "Terms of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock" attached hereto as Exhibit "A."

         4. This Amendment to the Articles of Incorporation of the Corporation was approved by unanimous consent of the Board of Directors on May 23, 1994.

         5. This Amendment was approved by 95% of the shareholders entitled to vote at a meeting of the shareholders held on June 3, 1994, such number being sufficient to approve this Amendment.

              DATED:  June 6, 1994.

                                                ROADHOUSE GRILL, INC.

                                                By: /s/ CHARLES D. BARNETT
                                                Title: Secretary

                                   EXHIBIT "A"

                  TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK
                    AND SERIES B CONVERTIBLE PREFERRED STOCK
         (To be Included in Charter Document of Roadhouse Grill, Inc.)

     There shall be initially two series of Preferred Stock consisting of 3,525,000 shares of Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock") and 2,366,700 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"). The Series A Preferred Stock and the Series B Preferred Stock are herein sometimes referred to, collectively, as the "Preferred Stock". Except as expressly set forth herein, the Series A Preferred Stock and the Series B Preferred Stock shall be identical in all respects.

     1.  VOTING.

         A. GENERAL. Except as may be otherwise provided herein or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation having general voting rights as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

         B.   MATTERS REQUIRING CLASS VOTE.

              I. SERIES A PREFERRED STOCK. In the event that any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class:

              (i) create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Charter or by merger, consolidation or otherwise.

              II. SERIES B PREFERRED STOCK. In the event that any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class:

              (i) create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series B Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series B Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Charter or by merger, consolidation or otherwise;

              III. PREFERRED STOCK. In the event that any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of Preferred Stock then outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Charter of the Corporation; provided, however, that the Charter may be amended to provide for an increase in the authorized preferred stock of the Corporation or the creation and issuance of any other capital stock of the Corporation ranking junior in all respects to the Preferred Stock;

              (ii) merge, consolidate, enter into a share exchange or engage in any other transaction in which the Corporation is not the surviving entity or in which effective control of the Corporation has been transferred to another entity; provided however, that this paragraph shall not apply so long as John Y. Brown, Jr. is a member of the Board of Directors, in which case paragraph 1C shall apply;

              (iii) engage in any transaction that would be considered a "deemed dividend" transaction under Section 305 of the Code;

              (iv) consent to any liquidation, dissolution, winding up of the Corporation or the sale or transfer of all or substantially all of its assets;

              (v) amend, alter or repeal the Corporation's By-Laws;

              (vi) purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock; or

              (vii) redeem or otherwise acquire any shares of Preferred Stock.

         C. MERGER, ETC. In the event that any shares of Preferred Stock are outstanding and John Y. Brown, Jr. is a member of the Board of Directors, the Corporation may not merge, consolidate, enter into a share exchange or engage in any other transaction in which the Corporation is not the surviving entity or in which effective control of the Corporation has been transferred to another entity if all of the holders of Series A Preferred Stock, each of whom owns more than 500,000 shares of the Series A Preferred Stock then outstanding or if all of the holders of Series B Preferred Stock, each of whom owns more than 250,000 shares of the Series B Preferred Stock then outstanding have voted against such transaction.

         D. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase (whether by amendment of the Charter or By-Laws or otherwise) the maximum number of directors constituting the Board of Directors to a number in excess of five (5).

         E. BOARD SEATS. The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Common Stock and the Preferred Stock, voting together as a single class, shall be entitled to elect the other directors of the Corporation.

         In the event John Y. Brown, Jr. ceases to be a member of the Board of Directors, the holders of the Series A Preferred Stock shall, for a period of three (3) years beginning on the date on which John Y. Brown, Jr. ceases to be a member, elect a majority of the members of the Board of Directors; provided however, that the election of a majority of the members of the Board of Directors shall in no way affect the rights and obligations under the employment agreement with the Chief Executive Officer or the Chief Executive Officer's right to be a member of the Board of Directors.

         At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock.

         At a meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Preferred Stock then outstanding and a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Preferred Stock and the Common Stock for the election of directors to be elected jointly by the holders of the Preferred Stock and the Common Stock.

         A vacancy in any directorship elected solely by the holders of the Preferred Stock shall be filled only by vote or written consent of the holders of the Preferred Stock; and a vacancy in the directorship elected jointly by the holders of the Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Preferred Stock and the Common Stock, as provided above.

     2. DIVIDENDS. The holders of the then outstanding Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.105 per share of Series A Preferred Stock (the "Series A Preferred Dividend") and $.175 per share of Series B Preferred Stock (the "Series B Preferred Dividend"), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of Preferred Stock (together referred to herein as "Recapitalization Events"). Dividends on the Preferred Stock shall not be cumulative.

     3.  LIQUIDATION.

         A. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to $1.50 per share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all dividends, if any, declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payments."

         B. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock, to be paid an amount equal to $2.50 per share (appropriately adjusted for Recapitalization Events) plus, in the case of each share, an amount equal to all dividends, if any, declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series B Preferred Stock being sometimes referred to as the "Series A Liquidation Payments."

         C. The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu with each other with respect to any Liquidation. If any assets of the Corporation remain after the Series A Liquidation Payments and the Series B Liquidation Payments, the Preferred Stock shall be deemed to have been converted into Common Stock so that the holders of shares of Preferred Stock will be entitled to their pro rata share (on an as converted basis) of such net assets with the shares of Common Stock. If, however, upon such Liquidation, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to such holders of the full Series A Liquidation Payments and Series B Liquidation Payments, then the entire assets of the Corporation to be distributed shall be distributed as follows: (i) ratably among the holders of Preferred Stock in proportion to $1.50 per share of Series A Preferred Stock and $2.50 per share of Series B Preferred Stock; and (ii) after payment in full to the holders of record of the shares of Preferred Stock in proportion to the remaining unpaid Series A Liquidation Payments and the remaining unpaid Series B Liquidation Payments.

     Written notice of such Liquidation, stating a payment date, the amount of any payments to be made to the holders of the Preferred Stock and the place where said payments shall be payable, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the holders of the Corporation's outstanding Common Stock or other voting securities of the Corporation holding less than fifty percent (50%) of the combined voting power of the entity or entities surviving such transaction, or the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a Liquidation, within the meaning of the provisions of this Paragraph 3.

     For purposes hereof, the Common Stock and any other capital stock of the Corporation shall rank on Liquidation junior to the Preferred Stock.

     Notwithstanding anything to the contrary contained in this Section 3, unless the holders of the Preferred Stock shall otherwise notify the Corporation, no such holder shall be deemed to have elected to convert its shares of Preferred Stock into Common Stock or redeemed its shares of Preferred Stock, as the case may be, as a result of a Liquidation, and no such conversion or redemption shall be effective, unless and until the Liquidation referred to in the notice given to holders of record of Preferred Stock pursuant to Section 3 hereof shall have been consummated.

     4. CONVERSIONS. The holders of shares of Preferred Stock shall have the following conversion rights ("Conversion Rights"):

         A. RIGHT TO CONVERT. Subject to the terms and conditions of this Paragraph 4, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into Common Stock. The number of shares of Common Stock into which one share of Preferred Stock will be converted will be equal to $1.50 in the case of the Series A Preferred Stock, and $2.50 in the case of the Series B Preferred Stock (the "Original Purchase Price") divided by the Conversion Price (as hereinafter defined) then in effect for each Series of Preferred Stock, such conversion ratio being referred to as the "Conversion Rate". The initial Conversion Price for the Preferred Stock will be the Original Purchase Price and will be subject to adjustment as provided herein. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address and social security or taxpayer identification number) in which the certificate or certificates for shares of Common Stock shall be issued.

         B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in sub-paragraph 4A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock and the aggregate number of shares of Common Stock to be issued to a holder shall be rounded to the nearest whole shares. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, if any, declared and unpaid on the shares of the Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in sub-paragraph 4B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to sub-paragraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this sub-paragraph 4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in sub-paragraph 4E, if and whenever the Corporation shall issue or sell, or is, in accordance with sub-paragraphs 4D(i) through 4D(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the applicable Conversion Price for the Preferred Stock immediately prior to the time of such issue or sale (such issuance or sale shall be referred to as a "Dilutive Issuance"), then, forthwith upon the Dilutive Issuance, such Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction:

                           X + Y
                           X + Z

where:

     X   = the number of shares of Common Stock issuable upon conversion of the Preferred Stock at the Conversion Price in effect immediately before the

               Dilutive Issuance;

     Y   = the number of shares of Common Stock which the aggregate consideration received by the Corporation in the Dilutive Issuance would purchase at the Conversion Price in effect immediately before the Dilutive Issuance; and

     Z   = the number of shares of Common Stock issued or deemed issued in the Dilutive Issuance.

     For purposes of this sub-paragraph 4D, the following sub-paragraphs 4D(i) through 4D(vii) shall also be applicable:

              (i) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for the Preferred Stock immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such effective price per share as of the date of granting of such Options or the issuance of such Convertible Securities. Except as otherwise provided in sub-paragraph 4D(iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              (ii) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the effective price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for the Preferred Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such effective price per share as of the date of the issue or sale of such Convertible Securities, provided that (1) except as otherwise provided in sub-paragraph 4D(iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such

Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this sub-paragraph 4D, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

              (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in sub-paragraph 4D(i) or 4D(ii) shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for any series of Preferred Stock at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

              (iv) STOCK DIVIDEND. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation other than on the Preferred Shares payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a consideration equal to $.01 per share.

              (v) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

              (vi) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              (vii) TREASURY SHARES. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this sub-paragraph 4D.

         E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of the grant of options or other rights to acquire Common Stock and the issuance of Common Stock upon exercise of such options or rights pursuant to the Corporation's Stock Option Plan for employees and directors who are not employees of the Corporation in connection with their service as directors or their employment by the Corporation, but not exceeding in the aggregate 200,000 shares of Common Stock, the exercise of the stock option granted to J. David Toole, III for 355,555 shares of Common Stock, the issuance of shares of Series A Preferred Stock upon the exercise of certain warrants issued pursuant to the Series A Convertible Preferred Stock Purchase Agreement entered into on February 10, 1994 between the Corporation and the Purchasers listed in Schedule I thereto, or the conversion of any Series A Preferred Stock or Series B Preferred Stock into Common Stock.

         F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect for the Preferred Stock immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect for any series of Preferred Stock immediately prior to such combination shall be proportionately increased.

          G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         H. NOTICE OF ADJUSTMENT. Upon any adjustment of any Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         I.   OTHER NOTICES.  In case at any time:

              (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

              (ii) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

              (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all of its assets to, another entity or entities; or

              (iv) there shall be a Liquidation of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile for non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation (1) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale or Liquidation, and (2) in the case of any such reorganization, reclassification, consolidation, merger, sale or Liquidation, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or Liquidation, as the case may be.

         J. STOCK TO BE RESERVED. The Corporation will, at all times, reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock and securities convertible into the Preferred Stock (and the subsequent conversion of such Preferred Stock). The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than any Conversion Price in effect at the time for the Preferred Stock. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requiremen of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of any Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Charter of the Corporation.

         K. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         L. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

         M. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         N. DEFINITION OF COMMON STOCK. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these Terms, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the Liquidation of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in sub-paragraph 4G.

         O. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $10,000,000, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock based on the Conversion Price in effect at the time of such closing. The Corporation shall give each holder of the Preferred Stock at least twenty (20) days written notice prior to such public offering.

     5. AMENDMENTS. No provision of these terms of the Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock voting separately as a series.

     6.  RIGHT OF FIRST REFUSAL.

         A. The Corporation shall, prior to (or as soon thereafter as is reasonably practical) any issuance by the Corporation of any of its securities (other than debt securities with no equity feature), offer to each holder of Preferred Stock continuing to hold at least fifty percent (50%) of the shares of Preferred Stock purchased by such stockholder (the "Eligible Purchaser") by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Corporation assuming the conversion of the Preferred Stock) of such securities on the same terms and conditions for which such securities are to be issued (unless the Eligible Purchaser is unable to meet such terms and conditions, in which case the Eligible Purchaser shall purchase such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued); provided, however, that the first refusal rights of the Eligible Purchasers pursuant to this Section 6A shall not apply to securities issued (1) upon the exercise of the Warrants, (2) upon conversion of any of the Series A Preferred Stock, (3) pursuant to the existing option granted to J. David Toole, III to purchase 355,555 shares of Common Stock, (4) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (5) pursuant to the Corporation's Option Plan, (6) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, and (7) pursuant to a firm commitment underwritten public offering. The Corporation's written notice to the Eligible Purchasers shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms.

     Each Eligible Purchaser may accept the Corporation's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Corporation prior to the expiration of the aforesaid thirty (30) day period, in which event the Corporation shall promptly sell and such Eligible Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Eligible Purchaser.

         B. The Corporation shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer pursuant to this section 6 to offer and sell to any third party or parties the number of such securities not agreed by the Eligible Purchasers, as the case may be, to be purchased by them, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Corporation shall not sell such securities as shall not have been purchased within such period without again complying with this Section 6.

         C. In case the Corporation issues any of its securities at a price per share (or at a price per share of Common Stock assuming their full conversion into Common Stock, if applicable) less than the price per share paid by each Eligible Purchaser hereunder, each Eligible Purchaser shall have a right of over-allotment such that if any Eligible Purchaser fails to exercise such Eligible Purchaser's right hereunder to purchase such Eligible Purchaser's full proportionate share of the securities proposed to be issued (the "Incomplete Purchasers"), the Purchasers purchasing their full respective proportionate share of such securities (the "Complete Purchasers") may purchase the portion of such securities which has not been purchased by the Incomplete Purchasers as hereinafter provided. The Complete Purchasers shall have ten (10) days from the date notice is given by the Corporation to the Complete Purchasers that such Incomplete Purchasers have rejected or failed to accept their right to purchase their proportionate share of securities, to agree to purchase up to such Complete Purchaser's proportionate share of such securities not purchased by the Incomplete Purchasers. Notwithstanding anything in Section 6B to the contrary, as used in this Section 6C with respect to the Complete Purchasers only, each Complete Purchaser's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of any Incomplete Purchaser and the total number of shares of Common Stock into which the shares of such Incomplete Purchaser's Preferred Stock or other convertible securities, if any, are convertible.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                              ROADHOUSE GRILL, INC.

         Pursuant to the provisions of the Florida Business Corporation Act, Roadhouse Grill, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the Corporation is Roadhouse Grill, Inc. and its Charter Number is V72879.

         2. The Articles of Incorporation of the Corporation are hereby amended by amending the first paragraph of paragraph 6 thereof to read in its entirety as follows:

                  "6. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000, of which 10,000,000 shall be preferred stock (hereinafter called the "Preferred Stock"), having a $.01 par value per share, and 30,000,000 shares shall be common stock (hereinafter called the "Common Stock"), having $.03 par value per share."

         3. The Articles of Incorporation of the Corporation are hereby further amended by adding thereto a new paragraph 11 to read in its entirety as follows:

                  "11. Each share of common stock, par value $.01 per share, issued and outstanding immediately prior to the filing of the Articles of Amendment dated November 14, 1996 is automatically reclassified and changed (without any further act on the part of any shareholder of the Corporation) into one-third of a share of fully-paid and nonassessable common stock, par value $.03 per share ("New Common Stock"); provided, however, that, if any shareholder has rights to receive a fraction of a share of New Common Stock as a result of such reclassification, the Company will purchase the fractional shares at a purchase price of $10.00 per share, with the effect that no fractional shares of New Common Stock shall be issued in connection with such reclassification."

         4. The Articles of Incorporation of the Corporation are further amended by amending paragraph 8 thereof to read in its entirety as follows:

                  "8.      The business and affairs of the Corporation shall be
         managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or these Articles of Incorporation directed or required to be exercised or done by the shareholders. The number of directors of the Corporation shall be fixed from time to time in the manner specified in the Bylaws of the Corporation.

         5. The Corporation desires to amend the Articles of Incorporation of the Corporation to provide that the number of shares of the Corporation's Preferred Stock designated as Series B Convertible Preferred Stock be decreased from 2,366,700 to 2,350,025. Accordingly, the Articles of Incorporation of the Corporation are amended by deleting the first sentence of the Corporation's Terms of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and replacing it with the following:

                  "There shall be designated two series of Preferred Stock consisting of 3,525,000 shares of Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock") and 2,350,025 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock")."

         6. Upon written instruction from the Corporation following the filing of these Articles of Amendment, each holder of outstanding shares of Common Stock shall surrender the certificate or certificates representing such shares and shall be entitled to receive a new certificate or certificates representing the number of shares of Common Stock equal to one-third of the number of shares of Common Stock indicated on the face of such surrendered certificate or certificates, adjusted for fractional shares as provided in paragraph 11 added to the Articles of Incorporation pursuant to paragraph 3 above.

         7. Each of the amendments to the Articles of Incorporation of the Corporation provided for hereby were approved and adopted by the holders of the outstanding Common Stock of the Corporation, voting as a separate class, and the holders of the outstanding Preferred Stock of the Corporation, voting as a separate class, on November 8, 1996. The number of votes cast for each amendment by the shareholders in each voting group was sufficient for approval by that voting group.

         DATED: November 13, 1996.

                                              ROADHOUSE GRILL, INC.

                                              By:  /s/  Charles D. Barnett
                                                        Charles D. Barnett
                                                        Secretary